EMPLOYMENT AGREEMENT
     --------------------


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 1, 1998, by and between Policy Management Systems Corporation, a South Carolina corporation ("Employer"), and DONALD A. COGGIOLA ("Employee").

WHEREAS, Employer and Employee wish to alter their current employment arrangement; and

WHEREAS, Employer and Employee are desirous of continuing Employee's employment with Employer for the period of five years beginning January 1, 1998, and on the terms and conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations herein contained, the parties hereby agree as follows:

1.     EMPLOYMENT.  Employer hereby employs Employee, and Employee accepts
       ----------
such employment, according to the terms and conditions set forth in this Agreement.

2.     TERM.
       ----

(a) The term of Employee's employment hereunder shall be for a period commencing on January 1, 1998, and continuing through December 31, 2002. Notwithstanding the foregoing, Employee's employment by Employer hereunder may be earlier terminated, subject to Section 10 hereof. The period of time between the commencement and termination of Employee's employment hereunder shall be referred to herein as the "Employment Period."

(b) In the event of a "Change in Control" on or before June 30, 1998, as defined in Section 10 of this Agreement, the five year term shall be extended for an additional 12-month period.

3.     POSITION AND SERVICES.
       ---------------------

(a) Employee shall hold the position of Special Consultant to the CEO of Employer and will report to the CEO. Employee shall have the following duties and responsibilities: (i) sales and marketing consulting; (ii) consulting on improvements in customer satisfaction; (iii) consulting on pricing of products and services; (iv) to keep his knowledge and education current in the fields of insurance and insurance related technologies; and (v) such other duties and responsibilities as are mutually agreed to by Employee and the CEO of Employer. Such duties are expected to include special assignments of significance to Employer and Employee shall have no sales quotas.

(b) Employee shall spend 1,000 hours per annum in the employment of Employer and report quarterly to the General Counsel the hours expected within 15 days after the end of each calendar quarter. Notwithstanding the foregoing, Employee shall have the right to enter into such consulting or other working relationships as he may choose. Employee agrees to notify the General Counsel of any such consulting or working arrangement within a reasonable time prior to entering such an arrangement. Employee will not offer consulting or other services to PMSC's customers or prospects which are offered by Employer nor will Employee offer consulting or other services which enhance the position of a competitor vis-a-vis Employer.

4.     BASE SALARY.
       -----------

(a) Employer shall pay to Employee an initial base salary at an annual rate of $370,000, subject to applicable income and employment tax withholdings and all other required and authorized payroll deductions and withholdings. Employee's salary shall be payable in accordance with Employer's payroll practices. Employee's annual base salary will not be adjusted during the Employment Period.

(b) In the event of a "Change in Control" on or before June 30, 1998, as defined in Section 10 of this Agreement, Employee's base salary, as in effect immediately prior to such Change in Control, shall be increased to 150% of such base salary.

5.     INDEMNIFICATION.  During the Term and thereafter, Employer shall
       ---------------
indemnify and hold harmless Employee to the fullest extent permitted by applicable law and the Articles of the Incorporation and By-laws of Employer from and against losses, claims, damages, costs, expenses, liabilities or judgments or amounts paid in settlement with the approval of Employer of or in consideration with any claim, action, suit proceeding or investigation based in whole or in part on the fact that Employee is or was an officer or employee of Employer. Any subsequent changes to the Employer's Articles of Incorporation or By-Laws reducing the indemnity rights granted to Employer's officers shall not affect the rights granted hereunder.

6.     MUTUAL RELEASES.  Upon the execution of this Agreement and as
       ----------------
consideration for their mutual obligations hereunder, Employee and Employer
       --
each agree to execute and honor the terms of a waiver and release of all preexisting claims against one another in the forms set forth in Exhibit A (Employee) and Exhibit B (Employer) hereto, which are incorporated herein by reference.

7.     ARBITRATION.  Except as to actions for injunctive relief as provided in
       -----------
Section 15 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted, as provided below, before a single arbitrator or three arbitrators, in the State of South Carolina, in accordance with the rules of the American Arbitration Association then in effect. It is hereby expressly agreed that the arbitrator or arbitrators in any proceeding conducted hereunder shall not have the authority to award punitive damages to either party hereto. Except as may be required to enter judgment on the award as provided below, the proceedings and award of any such arbitration shall at all times be kept confidential by the parties hereto, and the parties shall require the arbitrator or arbitrators to maintain the same confidentiality. Judgment may be entered on the arbitration award in any court having jurisdiction. All expenses of any arbitration proceeding hereunder shall be borne by the party who, as determined by the arbitrator or arbitrators, is not the prevailing party in the arbitration, including, without limitation, the reasonable attorneys' fees and expenses of the prevailing party. In any arbitration under this Agreement, a party requesting arbitration shall notify the other party in writing of the existence of the dispute setting forth all issues to be resolved. The parties shall first attempt to agree upon a mutually agreeable arbitrator to decide the dispute. If the parties are unable to mutually agree upon a single arbitrator within 30 days of the notice of dispute, then within 45 days of the notice of dispute each party shall notify the other of the name, address and telephone number of their selected arbitrator. The two arbitrators so selected shall then select a third independent arbitrator within 75 days from the notice of dispute and the dispute will be determined by the three arbitrators so selected. The vote of two of the three arbitrators shall be required in support of any decision or award by the three arbitrator panel.

8.     EMPLOYEE BENEFITS AND PERQUISITES.
       ---------------------------------

(a) During the period of employment, Employee shall be entitled to receive the same standard employment benefits as other employees of Employer receive from time to time. Employee shall be entitled to fully participate in all of Employer's future employee benefit programs for employees generally, in accordance with their then-existing terms. Nothing herein shall be interpreted as limiting Employer's right to amend or terminate any employee benefit plan or program at any time in any manner as applied to employees of Employer generally. Employee shall receive, at their current asset book value as of January 1, 1998, title to the office furniture and equipment in use by Employee on the effective date of this Agreement and a $45,000 credit toward an automobile of Employee's choice.

(b) In order to stay abreast of trends in the insurance and technology industries, Employee may attend up to four trade shows, conferences or seminars per year and at least one may be outside the continental United States. Attendance shall be at Employer's expense and subject to Employer's policy and procedures governing expense reimbursement.

(c)
Employee's life insurance benefit will be maintained at the current level and will not be reduced during the term of this Agreement.

(d) Employee's vested benefits will not be changed unless they are enhanced during the term of this Agreement. In the event of such enhancement, Employee shall be entitled to the enhanced benefit.

9.     WORKING FACILITIES.  Employee shall be entitled to perform his duties
       ------------------
from facilities outside of Employer's facilities, including his residence. When working at Employer's facilities, Employee shall be furnished an office, clerical support, and other facilities and services at the level provided to Vice Presidents of the Employer for the performance of his duties as needed. Employee shall also be provided with access to the Employer's computer network and e-mail services and an Employee telephone credit card for use in performing services for the Employer.

10.     TERMINATION.  This Agreement does not grant Employee any right or
        -----------
entitlement to be retained by Employer, and shall not affect or prejudice Employer's right to discharge Employee for the specific reasons set forth below.

(a)     TERMINATION BY EMPLOYER FOR CAUSE.  In the event of termination of
        ---------------------------------
Employee's employment hereunder by Employer "For Cause," Employee shall not be entitled to any severance pay, except as otherwise provided in any applicable benefits plans of Employer that cover Employee.

A termination of Employee's employment hereunder by Employer shall be deemed to have occurred "For Cause" if, within a reasonable period after such termination, a good faith finding shall be made by a majority of the Board that such termination occurred as a result of any of the following: (A) any act committed by Employee which shall represent a breach in any material respect of any of the terms of this Agreement and which breach is not cured within 30 days of receipt by Employee of written notice from Employer of such breach; (B) improper conduct consisting of sexual harassment or act of moral turpitude; (C) use of illegal drugs or unauthorized use of alcohol in the workplace or being under the influence of illegal drugs or alcohol while at work; or (D) any conviction of, or plea of nolo contendere to, a crime (other than a traffic violation) that constitutes a felony under the laws of the United States or any political subdivision thereof. Employer shall provide written notice to Employee, within a reasonable time period, that the Board is convening for purposes of determining whether Employee's termination of employment was For Cause and Employee (or his representative) shall have the right to appear before the Board in connection with such determination.

If Employer intends to terminate this Agreement under either (B) or (C) above, Employer shall first provide written notice to Employee and if the Employee disputes the factual basis for Employer's right to so terminate, then the dispute shall be submitted to arbitration under Section 7 and any termination shall be delayed until the arbitration decision or award is entered.

(b)     TERMINATION BY EMPLOYEE FOR GOOD REASON BEFORE OR AFTER A CHANGE IN
        -------------------------------------------------------------------
CONTROL WHICH OCCURS PRIOR TO JUNE 30, 1998.  In the event of termination of
  -----------------------------------------
Employee's employment hereunder by Employee prior to the end of the five year term "For Good Reason": (i) In the event of a "Change in Control", Employee shall be entitled to severance payments in the form of continuation of Employee's $370,000 base salary times 150%, as in effect immediately prior to such termination, for the remainder of the five year term; and (ii) if such termination is after a Change in Control which occurs prior to June 30, 1998, for the remainder of the five year term Employee shall also receive an annual payment equal to 150% of the highest annual bonus earned by Employee with respect to his performance during the calendar years 1996 or 1997.

Such payment shall be made in equal monthly installments commencing the first day of the first month following such termination.

The employment of Employee hereunder shall be deemed to have been terminated "For Good Reason" upon termination of employment by Employee following a "constructive termination event," subject to the provisions of this subsection
(b).

For purposes hereof, the following shall constitute constructive termination events if such events occur prior to or after a "Change in Control" (as hereinafter defined): a material breach by Employer of any of its obligations to provide Employee with the compensation and benefits provided in Sections 4, 8 and 9 hereof.

For purposes hereof, the following shall constitute constructive termination events if such events occur upon or after a "Change in Control": (1) any reduction of Employee's salary; (2) a material reduction from pre-Change in Control levels in Employee's employee benefits and perquisites, unless Employer provides a substitute benefit that is at least as favorable on an after-tax basis; and (3) a relocation of Employee's office by more than 35 miles that increases Employee's travel distance from home.

An event described above as a constructive termination event shall be treated as a constructive termination event hereunder following the expiration of 30 days from the date Employee has notified Employer of the occurrence of such event and his intention to treat such event as a constructive termination event and terminate his employment on the basis thereof, provided that Employer has not cured the constructive termination event before the expiration of such 30 day period. Any notice given by Employee under this paragraph shall be effective only if given to Employer in writing within 45 days after the event in question.

A "Change in Control" shall be deemed to have taken place upon the occurrence of one of the following events:
(1) any "person" (as such term is defined in Section 3 (a) (9) of the Exchange Act and as used in Sections 13 (d) (3) and 14 (d) (2) of the Exchange
Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 a% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (i) an acquisition by the Company or any of its subsidiaries; (ii) an acquisition by any employee benefit plan or employee stock plan sponsored or maintained by the Company or any of its subsidiaries or any trustee or fiduciary with respect to such plan; or (iii) an acquisition by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities;

(2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (2), considered as though such person were a member of the Incumbent Board, but excluding for this purpose any individual elected or nominated as a director of the Company as a result of any actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board;

(3) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (i) immediately following such Business Combination: (A) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan or employee stock plan sponsored or maintained by the Surviving Corporation or Parent Corporation or any trustee or fiduciary with respect to any such plan) is or becomes the beneficial owner, directly or indirectly, of 33 a% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination or
(ii) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and prior to such acquisition a majority of the Incumbent Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (3); or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, other than a sale or disposition of assets to a subsidiary of the Company.

If on or before June 30, 1998, the Company has received any offers or inquiries or if the Company has commenced negotiations with a third party on a transaction which results in a Change of Control transaction occurring, then such Change in Control transaction shall be deemed to have occurred prior to June 30, 1998, for the purposes of Section 4(b) and

Section 10, provided, however, that any increases in compensation or change in the meaning of "For Good Reason" shall not become effective until the closing date of such transaction.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33a% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

For purposes of this Section 10 only, the term "subsidiary" means a corporation of which the Company owns directly or indirectly 50% or more of the voting power.

(c)     TERMINATION AT END OF FIVE YEARS.  Upon the expiration of this
        --------------------------------
Agreement on December 31, 2002 unless extended by a Change of Control event, Employee shall not be entitled to any severance pay.

(d)     OTHER TERMINATIONS.  In the event of termination of Employee's
        ------------------
employment by Employee absent a breach of this Agreement, Employee shall not be entitled to any severance pay, except as otherwise provided in any applicable benefit plans of Employer that cover Employee.

(e)     CONDITIONS TO SEVERANCE BENEFIT.
        -------------------------------

(i) As conditions of Employee's continued entitlement to the severance payments provided by this Section 10, Employee is required to honor in accordance with their terms the provisions of Section 11, 12, 13 and 14 hereof. In the event that Employee fails to abide by the foregoing, all payments to which Employee may otherwise have been entitled under this Section 10 shall immediately terminate and be forfeited, and any portion of the base salary continuation payments that may have been paid to Employee shall forthwith be returned to Employer. The parties hereto agree that Employee is under no affirmative obligation to seek to mitigate or offset the severance payments provided by this Section 10.

(ii) For purposes only of this Section, Employee shall be treated as having failed to honor the provisions of Sections 11, 12, 13 and 14 hereof only upon the vote of a majority of the Board following notice of the alleged failure by Employer to Employee, an opportunity for Employee to cure the alleged failure within a period of 30 days from the date of such notice and an opportunity for Employee to be heard on the issue by the Board.

(f)     POTENTIAL EXCISE TAXES.  Should any payments made or benefits provided
        ----------------------
to Employee under this Agreement be subject to an excise tax pursuant to
Section 4999 of the Internal Revenue Code or any successor or similar provision thereto, or comparable state or local tax laws, Employer shall pay to Employee such additional compensation as is necessary (after taking into account all federal, state, and local income taxes payable by Employee as a result of the receipt of such compensation) to place Employee in the same after-tax position he would have been in, had no such excise tax (or any interest or penalties thereon) been paid or incurred. Employer shall pay such additional compensation upon the earlier of: (i) the time at which Employer withholds such excise tax from any payments to Employee; or (ii) 30 days after Employee notifies Employer that Employee has filed a tax return which takes the position that such excise tax is due and payable in reliance on a written opinion of Employee's tax advisor that it is more likely than not that such excise tax is due and payable. If Employee makes any additional payment with respect to any such excise tax as a result of an adjustment to Employee's tax liability by any federal, state, or local authority, Employer shall pay such additional compensation within 30 days after Employee notifies Employer of such payment.

11.     CONFIDENTIALITY.  Employee agrees that he will not at any time during
        ---------------
the term hereof or thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Employer (including the business of any unit thereof), which materially effects Employer including, without limiting the generality of the foregoing, the confidential information described in Exhibit C, which is attached hereto and incorporated herein by reference. Employee hereby acknowledges and agrees that the prohibition against disclosure of confidential information recited herein is in addition to, and not in lieu of, any rights or remedies which Employer may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information or trade secrets, and the enforcement by Employer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement. The foregoing shall not prohibit the disclosure of information to the extent such disclosure is required by law or judicial or governmental process, provided however, that the party intending to disclose information under this provision shall notify the other party of the intent to disclose a reasonable time prior to such disclosure.

12.     PROPERTY OF EMPLOYER.  Employee acknowledges that from time to time in
        --------------------
the course of
providing services pursuant to this Agreement he shall have the opportunity to inspect and use certain property, both tangible and intangible, of Employer, and Employee hereby agrees that said property shall remain the exclusive property of Employer, and Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Employer's customer and supplier lists, contract forms, books of account, computer programs, and similar property.

13.     NON-COMPETITION.  Employee agrees that he shall not, during the
        ---------------
Employment Period and for a period of two (2) years after the termination or end thereof, directly or indirectly compete with Employer by engaging in the activities set forth in Exhibit D, which is attached hereto and incorporated herein by reference (the "Prohibited Activities"), within the geographic area which is set forth on Exhibit E, which is attached hereto and incorporated herein by reference (the "Restricted Area"). For purposes of this Section 13, Employee recognizes and agrees that Employer conducts and will conduct business in the entire Restricted Area and that Employee will perform his duties for Employer within the entire Restricted Area. Employee shall be deemed to be engaged in and carrying on said Prohibited Activities if he engages in said activities in any capacity whatsoever, including, but not limited to, by or through a partnership of which he is a general or limited partner or an employee engaged in said activities, or by or through a corporation or association of which he owns five percent (5%) or more of the stock or of which he is an officer, director, employee, member, representative, joint venturer, independent contractor, consultant, or agent who is engaged in said activities. Employee agrees that during the two (2) year period described above, he will notify Employer of the name and address of each Employer with whom he has accepted employment during said period and provide a description of his position and duties. Such notification shall be made in writing within 30 days after Employee accepts any such employment.

14.     NON-SOLICITATION OF EMPLOYEES.  Employee agrees that he shall not,
        -----------------------------
during the Employment Period and for a period of two years after the termination thereof, for any reason, directly or indirectly induce or attempt to induce any employee of Employer to terminate his or her employment. During the Employment Period and for a period of two years after the termination thereof for any reason, Employee also will not, without prior written consent of Employer, offer employment either on behalf of himself or on behalf of any other individual or entity (i) to any employee of Employer, or (ii) to any former employee of Employer during the first six months after the former employee's termination of employment.

15.     BREACH OF RESTRICTIVE COVENANTS.  The parties agree that a breach or
        -------------------------------
violation of Sections 11, 12, 13 and 14 hereof will result in immediate and irreparable injury and harm to Employer, who shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.

16.     STOCK OPTIONS.
        -------------

(i) Employee's change of position or status pursuant to this Agreement does not constitute a demotion as defined in paragraph 7.4 of Employer's Long
Term Incentive Plan.    All vested stock options must be exercised by Employee
during the period of employment or within 90 days thereafter or will be forfeited in accordance with the terms of Employer's stock option plans.

(ii) Notwithstanding the provisions of Section 18 of this Agreement, the provisions in Section 3C Additional Compensation of any Stock
                          -----------------------
Option/Non-Compete Agreement between the Employer and Employee which pre-date this Agreement are deleted in their entirety and are superseded in full by this Agreement.

(iii) Notwithstanding the provisions of Section 18 of this Agreement, the provisions in any stock option agreement between Employer and Employee shall continue to govern the rights of Employee with respect to those stock options in the event of a "Change in Control" as that term is defined in the relevant stock option agreement and this Agreement shall have no force or effect with respect to such stock options.

(iv) Notwithstanding the provisions of Section 18 of this Agreement, the Employee Stock Option/Non-Compete Agreements between Employer and Employee dated on or after May 12, 1994, are amended to delete the provision in paragraph 1 of such agreements which allow such options to be revoked by the Compensation Committee of the Board.

(v) If existing stock options are repriced by the Company, Employee shall participate in the repricing.

17.     NOTICES.  Any notice required to be given pursuant to the provisions
        -------
of this Agreement shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier service, postage or delivery prepaid, to the party named at the address set forth below, or at such other address as each party may hereafter designate in a written notice to the other party delivered in accordance with the terms of this Section 17:

     Employer:     Policy Management Systems Corporation
                   One PMS Center
                   Blythewood, SC 29016
                   Attention: General Counsel

Employee:     Donald A. Coggiola
              127 Old Mill Circle

              Columbia, South Carolina 29205

Any such notices shall be deemed to have been delivered when served personally or, in the case of Notices sent by registered or certified mail or courier, upon signature acknowledging receipt thereof.

18.     ENTIRE AGREEMENT.
        ----------------

(a)     CHANGE, MODIFICATION, WAIVER.  No change or modification of this
        ----------------------------
Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

(b)     INTEGRATION OF ALL AGREEMENTS.  This Agreement constitutes the entire
        -----------------------------
Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. This Agreement supersedes the June 30, 1997 Employment Agreement between Employer and Employee and the June 30, 1997 Agreement is terminated by this Agreement.

(c)     SEVERABILITY OF PROVISIONS.  In the event that any one or more of the
        --------------------------
provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof (including without limitation the geographical and temporal restrictions contained herein) shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

19.     ASSIGNMENT.  The rights, duties, and obligations under this Agreement
        ----------
may not be assigned by either party, except that if there is a Change in Control as defined in Section 10, Employer may assign its rights and obligations hereunder to the person, corporation, partnership, or other entity which has gained such control. In addition, this Agreement shall be assignable by Employer to any entity acquiring all or substantially all of the assets of Employer. The provisions of this Agreement shall be binding on any such assignee.

20.     GOVERNING LAW.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the state of South Carolina.

21.     MISCELLANEOUS.
        -------------

(a)     FORM.  As employed in this Agreement, the singular form shall include,
        ----
if appropriate, the plural.

(b)     HEADINGS.  The headings employed in this Agreement are solely for the
        --------
convenience and reference of the parties and are not intended to be descriptive of the entire contents of any paragraph and shall not limit or otherwise affect any of terms, provisions, or construction thereof.

22.     COUNTERPARTS.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall take effect as an original and all of which
        -
shall evidence one  and the same Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

     EMPLOYER:
     POLICY MANAGEMENT SYSTEMS CORPORATION

     BY:      /S/   12-15-97
             ---------------
     STEPHEN G. MORRISON


     EMPLOYEE:

      /S/   12-15-97
     ---------------
     DONALD A. COGGIOLA

     EXHIBIT A
     ---------

     EMPLOYEE RELEASE AND COVENANT
     -----------------------------


     This RELEASE AND COVENANT is executed by Donald A. Coggiola ("Employee") and delivered to Policy Management Systems Corporation ("Employer").

     In consideration of the Employment Agreement between Employment Agreement between Employer and Employee dated ______________, 1997, (the "Employment Agreement"), Employee hereby agrees as follows:

     Section 1.  Release and Covenant.  Employee, of his own free will,
                 --------------------
voluntarily releases and forever discharges Employer and its subsidiaries and affiliates, and their respective directors, officers, employee, agents, stockholders, successors, and assigns (both individually and in their official capacities) from, and covenants not to sue or proceed against any of the foregoing on the basis of, any and all past or present causes of action, suits, agreements, or other claims which Employee, his dependents, relatives, heirs, executors, administrators, successors, and assigns has or have against Employer, including upon or by reason of any matter arising out of his employment by Employer, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay at of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, and any other federal or state law, regulation, or ordinance, or public policy, contract, or tort law, having any bearing whatsoever on the terms and conditions of employment with Employer. This release shall not, however, constitute a waiver of any of Employee's rights upon termination of employment under the Employment Agreement or under any Stock Option Plan in which Employee received stock options, or under the terms of any employee benefit plan of Employer in which Employee is participating.

     Section 2.  Due Care.  Employee acknowledges that he has received a copy
                 --------
of this Release prior to its execution and has been advised hereby of his opportunity to review and consider this Release for 21 days prior to its execution. Employee further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Release. Employee enters into this Release having freely and knowingly elected, after due consideration, to execute this Release and to fulfill the promises set forth herein. This Release shall be revocable by Employee during the 7-day period following its execution, and shall not become effective or enforceable until the expiration of such 7-day period. In the event of such a revocation, Employee shall not be entitled to the consideration for this Release set forth above.

Section 3.  Reliance by Employee.  Employee acknowledges that, in his decision
            --------------------
to enter into this Release, he has not relied on any representations, promises, or agreements of any kind, including oral statements by representatives of Employer, except as set forth in this Release and the Employment Agreement.

     This RELEASE AND COVENANT is executed by Employee and delivered to Employer on _____________, 1997.

     EMPLOYEE:



By:

     EXHIBIT B
     ---------

     EMPLOYER RELEASE AND COVENANT
     -----------------------------


     This RELEASE AND COVENANT is executed by Policy Management Systems Corporation ("Employer") and delivered to Donald A. Coggiola ("Employee").

     In consideration of the Employment Agreement between Employer and Employee dated _________, 1997, (the "Employment Agreement"), Employer hereby agrees as follows:

     Employer releases and forever discharges Employee, his dependents, heirs, executors, administrators, successors, and assigns (the "releasees") from, and covenants not to sue or proceed against Employee and his releasees on the basis of, any and all past or present causes of action, suits, arrangements, or other claims which Employer has against Employee upon or by reason of any matter, cause, or thing whatsoever, including, but not limited to, any matters arising out of his employment by Employer. This release shall not, however, constitute a waiver of any of Employer's rights under the Employment Agreement.

     This RELEASE AND COVENANT is executed by Employer and delivered to Employee on _____________, 1997.

     EMPLOYER:



By:

     EXHIBIT C

     CONFIDENTIAL INFORMATION


1. All software/systems (including all present, planned, and future software), whether licensed or unlicensed, developed by or on behalf of, or otherwise acquired by Policy Management Systems Corporation or any of its subsidiaries.

     "All software/system" shall mean:

- all code in whatever form
- all data pertaining to the architecture and design of such software systems
- all documentation in whatever form
- all flowcharts
- any reproduction or recreation in whole or in part of any of the above in whatever form.

2.     All business plans and strategies including:

- strategic plans
- product plans
- marketing plans
- financial plans
- operating plans
- resource plans
- all research and development plans including all data produced by such efforts.

3. Internal policies, procedures, methods, and approaches which are unique to Policy Management Systems Corporation and are non-public.

4. Any information relating to the employment, job responsibility, performance, salary, and compensation of any present or future officer or employee of Policy Management Systems Corporation.

     EXHIBIT D


Acting in any capacity, either individually or with any corporation, partnership, or other entity, directly or indirectly, in providing, or proposing to provide, data processing software systems, related automation support services and information services to the insurance industry, including, but not limited to, application software, processing, consulting, and related services, in the performance of any of the following types of duties in any part of the insurance industry:

 1.     The performance of the sales and marketing functions.

 2.     The responsibility for sales revenue generation.

 3.     The responsibility for customer satisfaction.

 4. The responsibility for research and development of insurance database products.

 5. The responsibility for the research and development of information data processing systems and services.

 6.     The providing of input to pricing of products.

 7.     The planning and management of data processing services resources.

 8. The coordination of the efforts of the various aspects of computer systems services organizations with other functions.

 9.     The planning and management of information services resources.

10. The providing and management of an operations staff to support the above listed activities.

     EXHIBIT E
     RESTRICTED AREA


Fifty mile radius of the city limits of the following cities:

Toronto, Canada                            Birmingham, Alabama

Columbus, Ohio                          Minneapolis, Minnesota

Cincinnati, Ohio                         San Diego, California

Chicago, Illinois                         Melbourne, Australia

Dallas/Fort Worth, Texas                 Indianapolis, Indiana

Los Angeles, California                    St. Paul, Minnesota

Boston, Massachusetts                         Denver, Colorado

Philadelphia, Pennsylvania                     Mobile, Alabama

Hartford, Connecticut                      Seattle, Washington

San Francisco, California                Bloomington, Illinois

New York City, New York                       Des Moines, Iowa

Columbia, South Carolina                 San Juan, Puerto Rico

Sydney, Australia                               El Paso, Texas

Honolulu, Hawaii                             Detroit, Michigan

Jacksonville, Florida                         Phoenix, Arizona

Milwaukee, Wisconsin                        San Antonio, Texas

Montreal, Canada                           Baltimore, Maryland

     EXHIBIT E (CONTD.)

Kansas City, Missouri                     San Jose, California

Stanford, Connecticut                       Memphis, Tennessee

Oklahoma City, Oklahoma                        Washington, D.C.

Atlanta, Georgia                        New Orleans, Louisiana

Houston, Texas                                 London, England

Miami, Florida                                   Paris, France

Princeton, New Jersey                      St. Louis, Missouri

Cleveland, Ohio                           Nashville, Tennessee

     ADDENDUM NO. 1

     TO THE

     EMPLOYMENT AGREEMENT


This Addendum is entered into on January 26, 1998 to be effective January 1, 1998, and is hereby made a part of and incorporated into the Employment Agreement by and between POLICY MANAGEMENT SYSTEMS CORPORATION ("PMSC") and DONALD A. COGGIOLA ("Employee"), dated January 1, 1998 (the "Agreement"). In the event that any provision of this Addendum and any provision of the Agreement is inconsistent or conflicting, the inconsistent or conflicting provision of this Addendum shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.

PMSC and Employee hereby agree to amend the above referenced Agreement as follows:

1. The first sentence of Section 4(a) is deleted in its entirety and is replaced with the following:

"Employer shall pay to Employee an initial base salary at an annual rate of $387,000 for the calendar years 1998, 1999 and 2000 and at an annual rate of $370,000 thereafter, subject to applicable income and employment tax withholdings and all other required and authorized payroll deductions and withholdings."

2.     The last sentence of Section 8(a) is deleted in its entirety.

PMSC and Employee certify by their undersigned authorized agents that they have read this Addendum and the Agreement and agree to be bound by their terms and conditions.

PMSC                                  EMPLOYEE

POLICY MANAGEMENT SYSTEMS CORPORATION     DONALD A. COGGIOLA


By:      /S/  1/26/98               /S/   1/26/98
        -------------     -------------
       (Authorized Signature)
     (in non-black ink, please)

     Stephen G. Morrison
     -------------------
     (Name)
     Executive Vice President and General
     Counsel
     -------
     (Title)

     1/26/98
     -------
     (Execution Date)